Exhibit 5.1

[Letterhead of Winston & Strawn LLP]

May 10, 2010

Advanced Life Sciences Holdings, Inc.

1440 Davey Road

Woodridge, Illinois  60517

Re:          Form S-1 Registration Statement

Ladies and Gentleman:

This opinion letter is being delivered by us, as counsel to Advanced Life Sciences Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2010 and Amendment No. 1 thereto filed with the Commission on or about the date hereof (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of the offer and sale of up to 2,900,000 units, each unit consisting of (i) 100 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) 50 warrants (the “Warrants”) to purchase shares of Common Stock.  The shares of Common Stock proposed to be issued by the Company pursuant to the Registration Statement are referred to as the “Shares,” and the shares of Common Stock underlying the Warrants are referred to as the “Warrant Shares.”  This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.             The Shares have been duly authorized and, when the Company has delivered the Shares and received the consideration therefor as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.             When the Warrants have been duly executed and delivered against payment therefor as described in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.             The Warrant Shares have been duly authorized and, when delivered by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon and limited to the laws of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type contemplated by the Registration Statement.

This opinion letter is given as of the date hereof and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.  This opinion letter is being furnished solely for the Company’s benefit in connection with the issuance, offer and sale of the units and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Winston & Strawn LLP